Exhibit 99.2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders

New Hampshire Speedway, Inc.

(d/b/a New Hampshire International Speedway)

We have audited the accompanying consolidated balance sheet of New Hampshire Speedway, Inc. (d/b/a New Hampshire International Speedway) as of December 31, 2007, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of New Hampshire Speedway, Inc. (d/b/a New Hampshire International Speedway) at December 31, 2007, and the consolidated results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As described in note 10, the Company’s stock was acquired by an unrelated corporation effective January 11, 2008.

/s/ Baker Newman & Noyes, LLC
Portland, Maine
March 13, 2008

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